Exhibit 99.1

Contacts:

Media	Investor Relations
Stacey Jones	Sean Meakim
(980) 378-6258	(704) 627-6200
stacey.jones@honeywell.com	sean.meakim@honeywell.com

HONEYWELL ANNOUNCES TRANSACTION TO DIVEST LEGACY ASBESTOS LIABILITIES

•Divests all Bendix asbestos liabilities and certain non-Bendix asbestos liabilities
•Transaction strengthens annual free cash flow generation and further advances Honeywell’s priorities of portfolio optimization and simplification

CHARLOTTE, N.C., October 1, 2025 -- Honeywell (NASDAQ: HON) today announced that it has divested all of its legacy Bendix asbestos liabilities, as well as certain non-Bendix asbestos liabilities, to Delticus, a leading institutionally capitalized corporate liability acquisition platform.
Under the terms of the agreement, Honeywell and Delticus contributed approximately $1.68 billion in cash, as well as certain insurance assets related to these legacy asbestos liabilities, to the newly established structure. Delticus assumed full responsibility for administering and resolving all current and future asbestos-related claims associated with the acquired liabilities. Honeywell utilized a portion of the approximately $1.6 billion in cash received from the recently announced Resideo Indemnification and Reimbursement Agreement termination transaction to fund the Delticus transaction.
The transaction allows Honeywell to permanently divest these legacy asbestos liabilities and transfer them to a high-quality partner in Delticus, providing finality and allowing the company to focus on redeploying capital toward core growth priorities. The timing also aligns with Honeywell’s overall efforts to simplify its portfolio in advance of its planned separation into three independent, industry-leading companies, which is expected to be completed in the second half of 2026.
Honeywell will have no further financial exposure to the transferred liabilities, which will be fully managed and administered by Delticus and for which Honeywell is fully indemnified.

Financial Impact
The estimated impact of the divestiture will be a one-time after-tax loss of approximately $115 million and the loss will be excluded from Adjusted Earnings Per Share. Additionally, because Delticus is taking over these liabilities, the transaction is expected to improve annual free cash flow by more than $100 million over the next several years and then decrease over time.

About Honeywell
Honeywell is an integrated operating company serving a broad range of industries and geographies around the world. Our business is aligned with three powerful megatrends – automation, the future of aviation and energy transition – underpinned by our Honeywell Accelerator operating system and Honeywell Forge IoT platform. As a trusted partner, we help organizations solve the world's toughest, most complex challenges, providing actionable solutions and innovations through our Aerospace Technologies, Industrial Automation, Building Automation and Energy and Sustainability Solutions business segments that help make the world smarter, safer, as well as more secure and sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

Forward Looking Statements
We describe many of the trends and other factors that drive our business and future results in this release. Such discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including statements related to the proposed spin-off of the Company's Advanced Materials business into Solstice Advanced Materials, a standalone, publicly traded company, the proposed separation of Automation and Aerospace Technologies, and the evaluation of strategic alternatives for the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses. Forward-looking statements are those that address activities, events, or developments that we or our management intend, expect, project, believe, or anticipate will or may occur in the future. They are based on management's assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control, including Honeywell's current expectations, estimates, and projections regarding the proposed spin-off of the Company's Advanced Materials business into Solstice Advanced Materials, a standalone, publicly traded company, the proposed separation of Automation and Aerospace Technologies, and the evaluation of strategic alternatives for the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses. They are not guarantees of future performance, and actual results, developments, and business decisions may differ significantly from those envisaged by our forward-looking statements, including the consummation of the spin-off of the Advanced Materials business into Solstice Advanced Materials, the proposed separation of Automation and Aerospace Technologies, and the evaluation of strategic alternatives for the Productivity Solutions and Services and Warehouse and Workflow Solutions businesses, and the anticipated benefits of each. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts, which can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K, and our other filings with the Securities and Exchange Commission. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.